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                                                                  EXHIBIT 23.1

                              September 21, 2000

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:  Providential Holdings, Inc. - Form SB-2

Dear Sir or Madame:

         As an independent Certified Public Accountant, I hereby consent to the incorporation, by reference in this Registration Statement on Form SB-2, of my report dated March 27, 2000 on the fiscal year ended December 31, 1999 and 1998 for Providential Securities, Inc. and to all references to my firm included in this Registration Statement.

                                             Sincerely,

                                             /s/  Daniel J. Holland
                                             Certified Public Accountant